As filed with the U.S. Securities and Exchange Commission on May 10, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SENSEI BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	83-1863385
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

451 D Street, Suite 710

Boston, MA 02210

(Address of principal executive offices) (Zip code)

2021 Equity Incentive Plan

2021 Employee Stock Purchase Plan

(Full title of the plan)

John Celebi

President and Chief Executive Officer

Sensei Biotherapeutics, Inc.

451 D Street, Suite 710,

Boston, MA 02210

(240) 243-8000

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Mark Ballantyne Michael E. Tenta Cooley LLP 11951 Freedom Drive Reston, VA 20190-5640 (703) 456-8000	Erin Colgan Chief Financial Officer Sensei Biotherapeutics, Inc. 451 D Street, Suite 710 Boston, MA 02210 (240) 243-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional (i) 1,224,361 shares of Common Stock of Sensei Biotherapeutics, Inc. to be issued pursuant to the 2021 Equity Incentive Plan (“2021 EIP”) and (ii) 306,090 shares of Common Stock of Sensei Biotherapeutics, Inc. to be issued pursuant to the 2021 Employee Stock Purchase Plan (the “2021 ESPP”), pursuant to the provisions of the 2021 EIP and 2021 ESPP providing for automatic increases in the number of shares of Common Stock reserved and available for issuance under the 2021 EIP and 2021 ESPP on January 1, 2022. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The contents of the earlier registration statement relating to (i) the 2018 Stock Incentive Plan, (ii) the 2021 EIP and (iii) the 2021 ESPP, previously filed with the Securities and Exchange Commission on February 10, 2021 (File No. 333-252954) are incorporated herein by reference and made a part of this Registration Statement.

ITEM 8.	EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation.	8-K	001-39980	3.1	02/11/2021

4.2	Amended and Restated Bylaws.	8-K	001-39980	3.2	02/11/2021

4.3	Sensei Biotherapeutics, Inc. 2021 Equity Incentive Plan and forms of option agreements thereunder..	S-1/A	333-252138	10.2	02/01/2021

4.4	Sensei Biotherapeutics, Inc. 2021 Employee Stock Purchase Plan.	S-1/A	333-252138	10.10	02/01/2021

4.5*	Form of Restricted Stock Unit Grant Notice and Award Agreement under 2021 Equity Incentive Plan	—	—	—	—

5.1*	Opinion of Cooley LLP.	—	—	—	—

23.1*	Consent of Cooley LLP (included in Exhibit 5.1).	—	—	—	—

23.2*	Consent of Independent Registered Public Accounting Firm.	—	—	—	—

24.1*	Power of Attorney (included on the signature page of this Form S-8).	—	—	—	—

107*	Filing Fee Table	—	—	—	—

*	Filed herewith.

2.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 10th day of May, 2022.

SENSEI BIOTHERAPEUTICS, INC.

By:	/s/ John Celebi
John Celebi
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Celebi and Erin Colgan, each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John Celebi John Celebi	President, Chief Executive Officer and Director (Principal Executive Officer)	May 10, 2022

/s/ Erin Colgan Erin Colgan	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 10, 2022

/s/ William Ringo William Ringo	Chairman of the Board of Directors	May 10, 2022

/s/ Bob Holmen Bob Holmen	Director	May 10, 2022

/s/ James Peyer James Peyer, Ph.D.	Director	May 10, 2022

/s/ Samuel Broder Samuel Broder, M.D.	Director	May 10, 2022

/s/ Thomas Ricks Thomas Ricks	Director	May 10, 2022

/s/ Deneen Vojta	Director	May 10, 2022
Deneen Vojta

/s/ Jessie English	Director	May 10, 2022
Jessie English

/s/ Kristian Humer	Director	May 10, 2022
Kristian Humer

3.